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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in this Registration Statement on Form S-4 of Mail.com, Inc. of our report dated February 3, 1999 relating to the financial statements of NetMoves Corporation (a.k.a. FaxSav Inc.), which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement

                                          /s/ PricewaterhouseCoopers, LLP

Florham Park, New Jersey

January 18, 2000